                                                                   EXHIBIT 10.36



                    STOCK AND INVESTMENT PURCHASE AGREEMENT


                                  BY AND AMONG


                              YOSHIKAZU MASAYOSHI,
                                SADAO MASAYOSHI,
                               SACHIE MASAYOSHI,
                               KAZUAKI MASAYOSHI



                                      AND



                               AURA SYSTEMS, INC.

                    STOCK AND INVESTMENT PURCHASE AGREEMENT


THIS STOCK AND INVESTMENT PURCHASE AGREEMENT ("Agreement") is made and entered into effective as of March 1, 1996 (the "Effective Date"), by and among AURA SYSTEMS, INC., a Delaware corporation, on the one hand ("Buyer"), and MYS CORPORATION, a Japanese company ("MYS"), YOSHIKAZU MASAYOSHI, an individual, SADAO MASAYOSHI, an individual, SACHIE MASAYOSHI, an individual, and KAZUAKI MASAYOSHI, an individual (the Masayoshi parties are, collectively, the "Masayoshi Family")(MYS and the Masayoshi Family are, collectively, "Sellers"), on the other hand.

                                    RECITALS
                                    --------

     WHEREAS, Buyer is in the business of research, design, development, manufacture and sale of electromagnetic products, including voice coil motors and drivers, loud speakers and systems incorporating loud speakers;

     WHEREAS, MYS is engaged in the research, design, development, manufacture and sale of voice coil drivers and motors, loud speakers and systems incorporating loud speakers;

     WHEREAS, the Masayoshi Family collectively owns one hundred percent (100%) of the issued and outstanding shares of voting common stock of MYS (the "MYS Shares");

     WHEREAS, MYS and the Masayoshi Family own equity interests in the Subsidiaries and Affiliates of MYS (the "MYS Affiliate Interests");

     WHEREAS, MYS and the Masayoshi Family own equity interests in certain Subcontractors of MYS (the "MYS Subcontractor Interests"); and

     WHEREAS, upon the terms and conditions, hereinafter set forth, Buyer wishes to purchase from Sellers, and Sellers wish to sell to Buyer, the MYS Shares, the MYS Affiliate Interests and the MYS Subcontractor Interests (the "Purchase").

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following


     1.1  AAA is defined in Section 11.8 below.
          ---

     1.2  Affiliate means a person or entity that directly, or indirectly,
          ---------
through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified. For purposes of this
Section 1.2, "control" shall be defined as (a) at least fifty percent (50%) common equity ownership, or (b) the ability to direct the management or policies of a company, whether by contract or otherwise.

     1.3  Agreement is defined in the Preamble to this Agreement.
          ---------

     1.4  Aura Common Stock means the common stock, $0.005 par value, of Aura
          -----------------
Systems, Inc., a Delaware corporation.

     1.5  Aura Share Certificates is defined in Section 6.2(f) below.
          -----------------------

     1.6  Buyer is defined in the Preamble to this Agreement.
          -----

     1.7  Closing means the consummation of the Purchase pursuant to Article 7
          -------
below.

     1.8  Closing Date is defined in Section 7.1 below.
          ------------

     1.9  Company Records means each MYS Entity's organizational or charter
          ---------------
documents and all amendments thereto, stock ledgers, all minutes of the proceedings of its Board of Directors or similar governing body, any committee of the Board of Directors and shareholders proceedings, corporate seals, and all other documents relating to its organization and corporate maintenance.

     1.10  Contracts is defined in Section 3.2(k) below.
           ---------

     1.11  Effective Date is defined in the Preamble to this Agreement.
           --------------

     1.12  Employment Agreements is defined in Section 6.1 (i) below.
           ---------------------

     1.13  February 29, 1996 Balance Sheet means the balance sheet of MYS as of
           -------------------------------
February 29, 1996.

     1.14  Financial Statements is defined in Section 3.2(g) below.
           --------------------

     1.15  Hazardous Materials Law means any national, prefectural or municipal
           -----------------------
law, order, rule or regulation relating to pollution, worker safety, public safety, human health, natural resources, the environment, or relating to the discharge, remediation, removal, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

     1.16  Hazardous Substance means any substance, material, chemical or waste,
           -------------------
the presence of which requires investigation or remediation under, or which is or becomes regulated by, any national, prefectural or municipal governmental authority, due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic.

     1.17  Indemnified Person means, with respect to any Loss, the party seeking
           ------------------
indemnification hereunder.

     1.18  Indemnifying Person means, with respect to any Loss, the party from
           -------------------
whom indemnification is being sought hereunder.

     1.19  Licenses is defined in Section 3.2(j) below.
           --------

     1.20  Loss means any and all claims, demands, damages, liabilities, losses,
           ----
costs, interest, penalties and expenses (including attorneys' fees).

     1.21  Market Value is defined in Section 2.2(a) below.
           ------------

     1.22  Masayoshi Family is defined in the Preamble to this Agreement.
           ----------------

     1.23  Most Recent Financial Statements is defined in Section 3.2(g).
           --------------------------------

     1.24  Most Recent Fiscal Year End is defined in Section 3.2(g).
           ---------------------------

     1.25  MYS is defined in the Preamble to this Agreement.
           ---

     1.26  MYS Affiliates shall mean the Subsidiaries and Affiliates of MYS.
           --------------

     1.27  MYS Affiliate Interests is defined in the fourth Recital to this
           -----------------------
Agreement.

     1.28  MYS Entities shall mean MYS, the MYS Affiliates and all
           ------------
Subcontractors of MYS in which Sellers individually or collectively hold equity interests.

Agreement.


     1.29  MYS Interests is defined in Section 2.1 below.
           -------------

     1.30  MYS Instruments is defined in Section 6.1 (h) below.
           ---------------

     1.31  MYS Shares is defined in the Third Recital to this Agreement.
           ----------

     1.32  MYS Subcontractor Interests is defined in the fifth Recital to this


     1.33  Premises means any real property and all improvements thereon which
           --------
are owned, operated or leased by any of the MYS Entities.

     1.34  Purchase is defined in the sixth Recital to this Agreement.
           --------

     1.35  Purchase Price is defined in Section 2.2 below.
           --------------

     1.36  Rules is defined in Section 11.8 below.
           -----

     1.37  Securities Act is the U.S. Securities Act of 1933, as amended.
           --------------

     1.38  Sellers is defined in the Preamble to this Agreement.
           -------

     1.39  Subcontractor means an entity or person who has entered into a
           -------------
contract, express or implied, for the performance of an act with the person who has already contracted for its performance.

     1.40  Subsidiary means one corporation in which a parent corporation owns
           ----------
at least a majority of the equity stock and has control, directly or indirectly, by reason of such majority ownership.

     1.41  Taxes means all national, prefectural, state, local, municipal,
           -----
foreign and other tax liabilities of any and all kinds arising out of Sellers' ownership or operation of any of the MYS Entities and any obligation of any of the MYS Entities with respect to any and all taxes including, without limitation, income, profits, premiums, excise, sales, use, gross receipts, franchise, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges, whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment relating to the foregoing.

     1.42  "Tax Return" means any return, declaration, report, claim for refund,
            ----------
or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


                                   ARTICLE 2
                  PURCHASE AND SALE OF SHARES AND INVESTMENTS

     2.1  Purchase and Sale of Shares and Investment. Upon the terms and subject
          ------------------------------------------
to the conditions set forth in this Agreement, Buyer agrees to purchase from each of Sellers, and each of Sellers agrees to sell, assign, transfer and convey to Buyer at the Closing, all right, title and interest in and to (a) the MYS Shares, (b) the MYS Affiliate Interests, and (c) the MYS Subcontractor Interests (the MYS Shares, MYS Affiliate Interests and MYS Subcontractor Interests are, collectively, the "MYS Interests"), in consideration of Buyer's payment of the Purchase Price to Sellers in accordance with this Article 2.

     2.2  Consideration. The aggregate purchase price for the MYS Interests
          -------------
shall be Two Million United States Dollars (U.S.$2,000,000) (the "Purchase Price"), payable in shares of Aura Common Stock. Buyer understands that the liabilities of MYS at the time of the Closing will not exceed Four Million United States Dollars (U.S.$4,000,000), which liabilities will continue to be obligations of MYS following Purchaser's acquisition of the MYS Shares. The Purchase Price shall be payable at Closing as follows:

        (a) Buyer shall deliver to Sellers such number of shares of Aura Common Stock whose aggregate Market Value shall be equal to Two Million United States Dollars (U.S.$2,000,000.00). "Market Value" shall be determined based on the closing selling price per share of Aura Common Stock on the Closing Date as reported by the National Association of Securities Dealers through the NASDAQ National Market System.

     2.3  Fractional Shares: Allocation of Purchase Price. Buyer shall render a
          -----------------------------------------------
cash payment in lieu of any fractional share. The Purchase Price shall be allocated among Sellers in proportion to their respective holdings of MYS Interests as set forth in Schedule 2.3 attached hereto.
                          ------------


                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     As a material inducement to Buyer to enter into this Agreement and to consummate the Purchase, Sellers, after due inquiry and investigation, jointly and severally make the representations and warranties set forth in this Article 3.

     3.1  Representations and Warranties of Sellers
          -----------------------------------------

        (a) Enforceability; Approvals. This Agreement is the legal, valid and
            -------------------------
binding obligation of each of Sellers, enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. No further approvals or consents by, or filing with, any national, prefectural, municipal, foreign or other court or governmental or administrative body, agency or any other third party is required in connection with the execution and delivery by each of Sellers of this Agreement, or the consummation by each of Sellers of the transactions contemplated hereby.

        (b) Ownership of MYS Interests. Each of Sellers is the owner,
            --------------------------
beneficially and of record, of such MYS Interests as listed on Schedule 3.1 ~b)
                                                               ----------------
and has good, valid and marketable title to such MYS Interests free and clear of any liens, encumbrances, security interests, restrictions or claims whatsoever, with full power and authority to deliver title to such MYS Interests to Buyer in accordance with the terms of this Agreement. None of Sellers is a party to any voting trust agreement or any other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting or dividend rights or privileges with respect to the MYS Interests, or which restrict the sale, transfer or assignment of the MYS Interests. Upon Buyer's delivery of payment for the Purchase, each of Sellers, and all of Sellers, collectively, will convey to Buyer good, valid and marketable title to the MYS Interests free and clear of all liens, encumbrances, security interests, restrictions or claims whatsoever (other than restrictions on transfer imposed by the applicable securities laws).

        (c) Full Transfer. Subsequent to consummation of the Purchase and other
            -------------
transactions contemplated hereby, none of Sellers or their agents or representatives shall have any ownership or investment interest whatsoever in any of the MYS Entities, except for the indirect interest they will have through their ownership of Aura Common Stock.

        (d) Investment. Each Seller (i) understands that the shares of Aura
            ----------
Common Stock have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Aura Common Stock solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Aura Common Stock.

        (e) Transactions with Affiliates. Except as set forth on Schedule 3.1
            -----------------------------                        -------- ---
(e) attached hereto, none of Sellers has any interest, directly or indirectly,
- ---
in any lease, lien, contract, license, encumbrance,
loan or other agreement to which any of the MYS Entities is a party, any interest in any properties or assets of any of the MYS Entities, or any interest in any competitor, supplier or customer of any of the MYS Entities. Except as set forth on Schedule 3.1 (e) attached hereto, none of the MYS Entities is
             ----------------
indebted, directly or indirectly, to any of Sellers and none of Sellers is indebted, directly or indirectly, to any of the MYS Entities.

        (f) Brokers and Finders. None of Sellers is a party to any agreement
            -------------------
with any person which would obligate either of Buyer or any of the MYS Entities to pay any commission, brokerage or finder's fee in connection with the transactions contemplated by this Agreement.

     3.2  Representations and Warranties Concerning the MYS Entities.
          ----------------------------------------------------------

        (a) Organization of the MYS Entities. Each of the MYS Entities is a
            ---------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Schedule 3.2(a) attached hereto sets
                                          ---------------
forth those jurisdictions in which each of the MYS Entities is qualified to do business as a foreign corporation. Each of the MYS Entities is qualified to do business as a foreign corporation and is in good standing in each state or jurisdiction where the nature of its business or its ownership of property requires it to be so qualified. Each of the MYS Entities has all necessary corporate power and authority, including all necessary licenses and permits, to carry on its business as it is now being conducted, and to own or lease and operate its properties and assets. Complete, current and correct copies of the Company Records of each of the MYS Entities have been delivered to Buyer prior to the date hereof, and no changes have been made thereto since the date of delivery.

        (b) No Other Subsidiaries or Affiliates. Except as listed on Schedule
            -----------------------------------                      --------
3.2(b) attached hereto, MYS does not own or control, directly or indirectly, any
- ------
interest or investment in any corporation, partnership, joint venture, business organization, trust or other entity.

        (c) Capital Structure of MYS. The authorized capital stock of MYS
            -------------------------
consists of 560 shares of voting common stock, Y50,000 par value per share, of which 280 shares are issued and outstanding. All of the MYS Shares are equal in their rights, preferences and privileges, were duly and validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights with respect to either the MYS Shares, the authorized and unissued shares of capital stock of MYS, or the sale, transfer or issuance thereof.

        (d) Capital Structure of MYS Affiliates. The authorized capital stock of
            -----------------------------------
each MYS Affiliate consists of such number of authorized voting common stock and such number of shares issued and outstanding as listed on Schedule 3.2(d)
                                                          ---------------
attached hereto. As to each of the MYS Affiliates, all of their shares of common stock are equal in their respective rights, preferences and privileges, were duly and validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights with respect to either the MYS Affiliate Interests, the authorized and unissued shares of capital stock of any of the MYS Affiliates, or the sale, transfer or issuance thereof.

        (e) MYS Subcontractor Interests. Schedule 3.2(e) attached hereto sets
            ---------------------------  ---------------
forth all the investments by Sellers in Subcontractors of MYS. There are no agreements, arrangements, commitments, understandings or other rights with respect to either any of the MYS Subcontractor Interests or the sale or transfer thereof.

        (f) No Violations. Neither the execution and delivery of this Agreement,
            -------------
nor the consummation of the transactions contemplated hereby will (a) violate any provision of the organizational or charter documents of any of the MYS Entities, (b) violate, or be in conflict with, or constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any agreement, instrument or other document to which any of Sellers or any of the MYS Entities or any of their respective properties or assets may be bound, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to any of Sellers or any of the MYS Entities or any of their respective properties or assets.

        (g) Financial Statements. Attached hereto as Exhibit A are the following
            ---------------------                    ---------
financial statements (collectively the "Financial Statements"): (i) audited
                                        --------------------
consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended October 31, 1995 (the "Most Recent Fiscal Year End") for MYS and the MYS Affiliates and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the four (4) months ended February 29, 1996 for MYS and the MYS Affiliates (the "Most Recent Financial Statements"). The Financial Statements
                 --------------------------------
(including the notes thereto) have been prepared in accordance with Japanese GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of MYS and the MYS Affiliates as of such dates and the results of operations of MYS and the MYS Affiliates for such periods, are correct and complete, and are consistent with the books and records of MYS and the MYS Affiliates (which books and records are correct and complete), provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

        (h) Absence of Certain Changes. Since the Most Recent Fiscal Year End,
            --------------------------
there has not been:

        (i) Any declaration or payment of dividends by any of the MYS Entities or any transfer of properties or assets of any kind whatsoever by any of the MYS Entities to any of Sellers with respect to any of the MYS Interests;

        (ii) Any transaction of any of the MYS Entities not in the ordinary course of business;

        (iii) Any material adverse change in the results of operations, financial condition, business or prospects of any of the MYS Entities;

        (iv) Any damage, destruction or loss, whether or not covered by insurance, which has had or may have a material adverse effect on any of the properties, assets, business or prospects of any of the MYS Entities;

        (v) Any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of the properties or assets of any of the MYS Entities, or any occurrence of, assumption of, or taking any properties or assets subject to, any material liability not in the ordinary course of business and consistent with past practices;

        (vi) Any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director or employee of any of the MYS Entities, or to any of Sellers, or any commitment to make severance, bonus or special payments to any of such parties, upon a change in ownership or management of any of the MYS Entities or upon termination of such parties;

        (vii) Any adoption by any of the MYS Entities of a plan or agreement or amendment to any plan or agreement providing any new or additional employee benefits; or

        (viii) To the best knowledge of Sellers, the occurrence of any other event or the development of any other condition which has had or is reasonably likely to have a material adverse effect on the results of operations, financial condition, business or prospects of any of the MYS Entities.

        (i) No Undisclosed Liabilities. None of MYS or the MYS Affiliates has
            ---------------------------
any liability or obligations of any nature (absolute, accrued, contingent or otherwise) and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability, except for (i) liabilities set forth on the face of the balance sheet contained in the Most Recent Financial Statements (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

        (j) Licenses and Permits. Schedule 3.2(j) attached hereto contains a
            --------------------- ---------------
complete, current and correct list of all licenses, permits, franchises, rights and privileges required for the business of all the MYS Entities ("Licenses"). The MYS Entities possess all Licenses necessary for the present conduct of their businesses. Each of the Licenses is in full force and effect, and there are no pending or threatened claims or proceedings challenging the validity of or seeking to revoke or discontinue, any of the Licenses. None of the transactions contemplated by this Agreement shall affect the validity of or cause the revocation or discontinuation of any of the Licenses. Prior to the date hereof, Sellers shall have caused the MYS Entities to deliver to Buyer a complete, current and correct copy of each of the Licenses.

        (k) Compliance with Contracts. Schedule 3.2(k) attached hereto contains
            -------------------------- ---------------
a complete, current and correct list of all contracts, commitments, obligations or agreements of all the MYS Entities, whether written or oral, formal or informal, including any and all amendments or modifications thereto, the performance of which will extend over a period of more than one year, result in a material loss to any of the MYS Entities or involve consideration in excess of U.S.$100,000.00 (the "Contracts"). No event has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any term or provision of any of the Contracts. Each of the Contracts is in full force and effect and is the legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms.

        (I) Compliance with Laws. The business of all of the MYS Entities has
            --------------------
been conducted in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all governmental authorities having jurisdiction over the MYS Entities, except for violations that individually, or in the aggregate, will have no material adverse effect on the business, operations or financial condition of any of the MYS Entities. Neither the MYS Entities nor Sellers have received any notification of any asserted present or past failure by any of the MYS Entities to comply with such laws, statutes, ordinances, rules, regulations, orders or other requirements.

        (m) Litigation. Except as set forth in Schedule 3.2(m) attached hereto:
            ----------                         ---------------

        (i) There is no pending or, to the best knowledge of Sellers, threatened action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting any of Sellers or any director, officer, agent or employee of any of the MYS Entities in his or her capacity as such, or the assets, properties or business of any of the MYS Entities, or the transactions contemplated by this Agreement, nor is any of the MYS Entities aware of any facts or circumstances which could reasonably lead to or provide the basis for any such threatened action, suit, arbitration proceeding, investigation or inquiry;

        (ii) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting any of Sellers or any of the MYS Entities or any officer, director, employee or agent of any of the MYS Entities from conducting or engaging in any aspect of the business of any of the MYS Entities, or requiring such Seller or MYS Entity or any officer, director, employee or agent of such MYS Entity to take certain action with respect to any aspect of the business of such MYS Entity which could reasonably be anticipated to have a material adverse effect on the business, operations or financial condition of such MYS Entity; and

        (iii) None of the MYS Entities is in violation of or in default under any order, judgment, writ, injunction or decree of any court or governmental or administrative body or agency.

attached hereto:

    (n) Environmental Compliance. Except as disclosed in Schedule 3.2(n)
        ------------------------                         ----------------

        (i) Neither Sellers nor any of the MYS Entities are aware of any past or present events, settlements, consent decrees, conditions, circumstances, activities, practices, incidents, actions or plans which may adversely impact, interfere with or prevent any of the MYS Entities' continued compliance with, Hazardous Materials Laws.

        (ii) Neither Sellers nor any of the MYS Entities have discovered or caused, and to the best of knowledge of Sellers and the MYS Entities, no other person has discovered or caused, any discharge, emission, disposal or release of Hazardous Substances on the Premises, or any occurrence or condition on the Premises or in the vicinity of the Premises, which could make the Premises subject to restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Laws;

        (iii) Neither Sellers nor any of the MYS Entities have manufactured, stored or disposed of Hazardous Substances at any location which was not in compliance with Hazardous Materials Laws;

        (iv) No underground storage tanks or surface impoundments are now, or to the best of knowledge of Sellers and the MYS Entities, ever have been, located on the Premises; and

        (v) No lien in favor of any governmental authority for liability under or resulting from Hazardous Materials Laws, or damages arising from, or costs incurred by such governmental authority in response to, a release of Hazardous Substances, has ever been filed against the Premises.

     (o) Patents. Trademarks, Trade Names, Etc.
         --------------------------------------

        (I)  Schedule 3.2(o) describes:
             ---------------

          (A) all patents held by the MYS Entities and all reissues, divisions, continuations, continuations in part and extensions thereof and all pending patent applications by the MYS Entities, including, for each such patent, the serial or patent number, country, filing and expiration date and title;

          (B) all registered trademarks and service marks of the MYS Entities and pending applications by the MYS Entities to register trademarks and service marks, including, for each such trademark and service mark, the registration or application number, country, filing and expiration date, mark and class and all unregistered trademarks and service marks used by the MYS Entities;

          (C) all registered copyrights of the MYS Entities and applications by the MYS Entities for registration of copyrights, including the registration number, country and filing and expiration date of each such copyright; and the conduct of its business.

          (D) all proprietary software utilized by the MYS Entities in

        Schedule 3.2(o) identifies all material licenses and other contracts or
        ---------------
commitments to which any of the MYS Entities is a party (either as licensor or licensee) or otherwise subject relating to patents, trademarks, service marks, trade names or copyrights (or applications or registrations as applicable for any thereof), trade secrets or other proprietary know-how or technical assistance, and, to the best knowledge of Sellers, no claims have been asserted by any person to the use of any such patents, trademarks, service marks, trade names, copyrights, technology, knowhow or processes or challenging or questioning the validity or effectiveness of any such license or agreement. Each item identified on Schedule 3.2(o) is valid and in full force and effect. With
                   ---------------
respect to each such item, there are no existing defaults by any of the MYS Entities thereunder and, to the best knowledge of Sellers, no event has occurred which (with the giving of notice, passage of time, or both) would constitute a default thereunder by any party. Except to the extent set forth in licenses referred to on Schedule 3.2(o), each of the MYS Entities has good and valid
               ---------------
title to, or otherwise possesses adequate and, to the best knowledge of Sellers, exclusive rights to use, all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, proprietary software and other proprietary information necessary to permit the MYS Entities to conduct their business and develop their products.

          (ii) Except as set forth on Schedule 3.2(o), none of the MYS Entities
                                      ----------------
has, nor, to the best knowledge of Sellers, been alleged to have, infringed upon any patent, trademark, service mark, trade name or copyright or misappropriated or misused any invention, trade secret, proprietary software or other proprietary information entitled to legal protection. None of the MYS Entities has never asserted any claim of infringement, misappropriation or misuse.

        (p) Tax Matters.
            ------------

          (i) Each of the MYS Entities has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the MYS Entities (whether or not shown on any Tax Return) have been paid. None of the MYS Entities currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the MYS Entities does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of any of the MYS Entities that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) Each of the MYS Entities has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) No Seller or director or officer (or employee responsible for Tax matters) of any of the MYS Entities expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the MYS Entities either (A) claimed or raised by any authority in writing or (B) as to which any of Sellers and the directors and officers (and employees responsible for Tax matters) of the MYS Entities has knowledge based upon personal contact with any agent of such authority.

          (iv) None of the MYS Entities has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

        (q) Accuracy of Representations and Warranties. No representation or
            ------------------------------------------
warranty made in this Agreement by or on behalf of any of Sellers to Buyer, with respect to any of the MYS Entities, any of Sellers, the MYS Shares, MYS Affiliate Interests or the MYS Subcontractor Interests and the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     As a material inducement to Sellers to enter into this Agreement and to Sellers to sell the MYS Interests, Buyer, after due inquiry and investigation, makes the representations and warranties set forth in this Article 4.

     4.1  Organization of Buyer. Buyer is a corporation duly organized, validly
          ---------------------
existing and in good standing under the laws of the State of Delaware.

     4.2  Authorization and Approvals. This Agreement is the legal, valid and
          ---------------------------
binding obligation of Buyer, enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. This Agreement has been duly and validly authorized by all necessary corporate action of Buyer, and no further approvals or consents by, or filing with, any federal, state, local, foreign or other court or governmental or administrative body or agency is required in connection with the execution and delivery by Buyer of this Agreement, or the consummation by Buyer of the transactions contemplated hereby.

     4.3  No Violations. Neither the execution and delivery of this Agreement,
          -------------
nor the consummation of the transactions contemplated hereby, will (a) violate any provision of the Certificate of Incorporation or the Bylaws of Buyer, (b) violate, or be in conflict with, or constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any material agreement or instrument to which Buyer is a party or by which Buyer is bound, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to Buyer.

     4.4  Brokers and Finders. Buyer is not a party to any agreement with any
          --------------------
person which would obligate Sellers or any of the MYS Entities to pay any commissions, brokerage or finder's fee in connection with the transactions contemplated by this Agreement.

     4.5  Accuracy of Representations and Warranties. No representation or
          ------------------------------------------
warranty made in this Agreement by or on behalf of Buyer to Sellers, with respect to Buyer and the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE 5
                                   COVENANTS

     5.1  Confidentiality. None of the Sellers shall, without the prior written
          ----------------
consent of Buyer, disclose or acquiesce in the disclosure by any person or entity, or use or enable use to the competitive detriment of Buyer, any non-public information regarding any of the MYS Entities, their business, financial condition, products, product development plans, business plans or research and development activities.

     5.2  Best Efforts. Each of Sellers shall use his, her or its best efforts
          -------------
to cause the transactions contemplated hereby to be consummated on the Closing Date, and to take or to cause the MYS Entities to take any and all actions which may be required to be taken by Sellers or any of the MYS Entities under this Agreement prior to the Closing Date. Sellers shall proceed as soon as practicable in the procurement of all permits, consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the transactions contemplated hereby on the terms herein provided, and shall diligently prosecute the same.

     5.3  Exclusivity. None of Sellers will (and Sellers will not cause or
          -----------
permit any of the MYS Entities to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets of, any of the MYS Entities (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. None of Sellers will vote their MYS Interests in favor of any such acquisition structured as a merger, consolidation, or share exchange. Sellers will notify Buyer immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     5.4  Covenant Not to Compete. During the term of their employment with
          -----------------------
Buyer, none of the Masayoshi Family members will engage directly or indirectly in any business that any of Buyer or the MYS Entities conducts as of the Closing Date in any geographic area in which any of Buyer or the MYS Entities conducts that business as of the Closing Date; provided, however, that no owner of less
                                      -----------------
than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason of such stock ownership in any business conducted by such publicly traded corporation. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section
5.4 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     5.5  Restrictions on Transfer. Each Seller covenants and agrees not to
          ------------------------
sell, transfer, pledge, assign, hypothecate or otherwise convey any interest in any of the Aura Common Stock, except in compliance with the Federal securities laws of the U.S. and any other applicable securities laws. Sellers acknowledge that each share certificate evidencing Aura Common Stock will be imprinted with a legend substantially in the following form:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT."

Each holder desiring to transfer a share of Aura Common Stock first must furnish Buyer with a written opinion reasonably satisfactory to Buyer in form and substance from counsel reasonably satisfactory to

Buyer by reason of experience to the effect that the holder may transfer shares of Aura Common Stock as desired without registration under the Securities Act.

     5.6  Tax Matters. The following provisions shall govern the allocation of
          -----------
responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

        (a) Tax Periods Ending on or Before the Closing Date. Buyer shall
            ------------------------------------------------
prepare or cause to be prepared and file or cause to be filed all Tax Returns for MYS and the MYS Affiliates for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit MYS and the MYS Affiliates to review and comment on each such Tax Return described in the preceding sentence prior to filing. Sellers shall reimburse Buyer for Taxes of, MYS and the MYS Affiliates with respect to such periods within fifteen (15) days after payment by Buyer or MYS or the MYS Affiliates of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the February 29, 1996 Balance Sheet.

        (b) Tax Periods Beginning Before and Ending After the Closing Date.
            --------------------------------------------------------------
Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of MYS and the MYS Affiliates for Tax periods which begin before the Closing Date and end after the Closing Date. Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the February 29, 1996 Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of MYS and the MYS Affiliates.

        (c) Cooperation on Tax Matters.
            ---------------------------

          (i) Buyer, the MYS Entities and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The MYS Entities and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the MYS Entities relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the MYS Entities or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

          (ii) Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

        (e) Tax Sharing Agreements. All tax sharing agreements or similar
            ----------------------
agreements with respect to or involving the MYS Entities shall be terminated as of the Closing Date and, after the Closing Date, the MYS Entities shall not be bound thereby or have any liability thereunder.

     5.7  Retention of MYS Employees. Buyer covenants and agrees to continue the
          --------------------------
employment the employees of the MYS Entities listed on Schedule 5.7 hereto (the
                                                       ------------
"Subject Employees") following the Closing Date. Notwithstanding the foregoing, Buyer shall have the right to terminate any Subject Employee for cause or if there is a material adverse change in the business, financial condition or prospects of MYS. Buyer is not assuming any obligations of Sellers relating to any employee benefit plans of MYS. The Subject Employees will participate under the employee benefit plans, programs and policies established by Buyer.

     5.8  Registration of Aura Common Stock. Purchaser shall use its best
          ---------------------------------
efforts to register the shares of Aura Common Stock to be delivered to the Sellers as consideration pursuant to this Agreement, by including such shares in a registration statement or an amendment to a registration statement to be filed by Purchaser with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933; provided that, Purchaser may, in its sole discretion, elect to delay the filing of any such registration statement or the filing of any post-effective amendment or prospectus supplement thereto if, in Purchaser's sole judgment, such delay is necessary in order for Purchaser to comply with any applicable law or in order to prevent adverse consequences to Purchaser and its shareholders. Purchaser's covenant in this Section 5.8 is subject to Purchaser and Seller entering into such agreements and indemnification arrangements as are customary for "piggy-back" registration rights.

                                   ARTICLE 6
                             CONDITIONS TO CLOSING

     6.1  Conditions Precedent to Buyer's Performance. The obligation of Buyer
          -------------------------------------------
to consummate the Purchase in accordance with this Agreement is subject to the fulfillment of each of the following conditions, any of which may be waived in writing by Buyer, in whole or in part, in its sole discretion:

        (a) Compliance with this Agreement.
            ------------------------------

          (i) Each of Sellers shall have performed and satisfied all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by each of them, on or prior to the Closing Date;

          (ii) The representations and warranties of Sellers contained in
Article 3 above shall be true, correct and complete as of the Closing Date;

          (iii) Sellers shall have delivered to Buyer a certificate dated as of the Closing Date, signed by each of Sellers and dated as of the Closing Date, certifying as to the truth and correctness of each of the representations and warranties of Sellers set forth in Article 3 above and the fulfillment of the covenants of Sellers set forth in Article 5 above which are required by this Agreement to be performed and satisfied on or prior to the Closing Date.

        (b) No Material Adverse Change. As of the Closing Date, there shall have
            --------------------------
been no material adverse change in the business, financial conditional results of operations or prospects of any of the MYS Affiliates since the Most Recent Financial Statements. Sellers shall cause each of the MYS Affiliates to deliver to Buyer a certificate dated as of the Closing Date, signed by each of Sellers and by an authorized executive officer of such MYS Affiliates, certifying that there has been no such material adverse change other than as provided or allowed herein.

        (c) No Default. As of the Closing Date, no MYS Entity shall be in
            ----------
default under, and no event shall have occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under, any contract or other material agreement to which the MYS Entity is a party, which default or defaults individually or in the aggregate have or could have a material adverse effect upon the business, financial condition, results or prospects of operations of the MYS Entity.

        (d) No Illegality. It shall not have become illegal, on or prior to the
            -------------
Closing Date, under any statute, rule, order or regulation of Japan or any prefectural or municipal governmental entity thereof or under any statute, rule, order or regulation of the United States or any state or local governmental entity thereof, for Buyer to perform the transactions contemplated by this Agreement, provided that such illegality shall not have arisen by reason of any wrongful act or omission to act by Buyer.

        (e) Governmental Consents and Approvals. Buyer shall have received any
            -----------------------------------
and all necessary approvals and consents from all governmental agencies to complete the transactions contemplated hereby, and such approvals and consents shall not have expired or been withdrawn as of the Closing Date.

        (f) Absence of Legal Challenge to Acquisition. As of the Closing Date,
            -----------------------------------------
there shall be in effect no litigation, action, investigation, inquiry, proceeding, order, writ, injunction, judgment or decree relating to or affecting any of Sellers in any court, governmental agency or regulatory authority in Japan or any prefecture or territory thereof or in the United States or any state or territory thereof, prohibiting the consummation of the Purchase or any of the other transactions specified in or required by the terms of this Agreement, and there shall be no material good faith action, suit or proceeding pending before any court, governmental agency or other body challenging the legality of the Purchase or any of the transactions specified in or required by the terms of this Agreement, or seeking to restrain their consummation, which, in the reasonable opinion of legal counsel for Buyer, would make it necessary not to consummate such transactions.

        (g) Approval of Documentation. The form and substance of all
            --------------------------
certificates, instruments and other documents delivered to Buyer by Sellers and the MYS Entities under this Agreement, including without limitation, any changes made to the documents attached hereto as Schedules, shall be satisfactory in all respects to Buyer and its legal counsel.

        (h) MYS Interests. Each of Sellers shall have delivered to Buyer the
            --------------
certificates or other documents representing, in the aggregate, all of the MYS Interests to be purchased and sold hereunder, registered in the name of each of Sellers and duly and validly endorsed by each of Sellers for transfer to Buyer free and clear of any encumbrance or restriction whatsoever (other than restrictions on resale arising under applicable securities laws)(the "MYS Instruments").

        (i) Employment Agreements. At the Closing, each of the Masayoshi
            ---------------------
Family members shall execute and deliver employment agreements with Buyer in the form of Exhibit B attached hereto ("Employment Agreements").
        ---------

        (j) Corporate Proceedings. The Shareholders and Board of Directors of
            ---------------------
MYS shall have taken all necessary actions to authorize in accordance with the requirements of Japanese law, the transactions contemplated herein.

     6.2  Conditions Precedent to Sellers' Performance. The obligation of
          ---------------------------------------------
Sellers to consummate the sale of the MYS Interests in accordance with this Agreement is subject to the fulfillment of each of the following conditions, any of which may be waived in writing by Sellers, in whole or in part, in their sole discretion:

        (a) Compliance with this Agreement.
            -------------------------------

          (i) Buyer shall have performed and satisfied all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by it, on or prior to the Closing Date;

          (ii) The representations and warranties of Buyer contained in Article 4 above shall be true, correct and complete as of the Closing Date; and

          (iii) Buyer shall have delivered to Sellers a certificate signed by the President of Buyer and dated as of the Closing Date, certifying as to the truth and correctness of each of the representations and warranties of Buyer set forth in Article 4 above.

        (b) No Illegality. It shall not have become illegal, on or prior to the
            --------------
Closing Date, under any statute, rule, order or regulation of Japan or any prefectural or municipal governmental entity thereof or under any statute, rule, order or regulation of the United States or any state or local governmental entity thereof, for Seller to perform the transactions contemplated by this Agreement, provided that such illegality shall not have arisen by reason of any wrongful act or omission to act by Seller.

        (c) Governmental Consents and Approvals. Seller shall have received any
            -----------------------------------
and all necessary approvals and consents from all governmental agencies to complete the transactions contemplated hereby, and such approvals and consents shall not have expired or been withdrawn as of the Closing Date.

        (d) Absence of Legal Challenge to Acquisition. As of the Closing Date,
            -----------------------------------------
there shall be in effect no litigation, action, investigation, inquiry, proceeding, order, writ, injunction, judgment or decree relating to or affecting Buyer in any court, governmental agency or regulatory authority in Japan or any prefecture or territory thereof or the United States or any state or territory thereof, prohibiting the consummation of the Purchase or any of the other transactions specified in or required by the terms of this Agreement, and there shall be no material good faith action, suit or proceeding pending before any court, governmental agency or other body challenging the legality of the Purchase or any of the transactions specified in or required by the terms of this Agreement, or seeking to restrain their consummation, which, in the reasonable opinion of legal counsel for Sellers, would make it necessary not to consummate such transactions.

        (e) Approval of Documentation. The form and substance of all
            --------------------------
certificates, instruments and other documents delivered to Sellers by Buyer under this Agreement, including, without limitation, any changes made to the documents attached hereto as Schedules, shall be satisfactory in all respects to Sellers and to their legal counsel.

        (f) Aura Share Certificates. Buyer shall have issued and delivered to
            ------------------------
Sellers stock certificates representing the Aura Common Stock (the "Aura Share Certificates"). The Aura Stock Certificates shall be free and clear of any encumbrance or restriction whatsoever (other than restrictions on resale arising under applicable securities laws).

        (g) Employment Agreements. At the Closing, Buyer shall execute and
            ---------------------
deliver the Employment Agreements with each of the members of the Masayoshi Family.


                                   ARTICLE 7
                                  THE CLOSING

     7.1  The Closing. The purchase and sale of the MYS Instruments shall be
          ------------
consummated at the Closing which shall take place on Tuesday, on May 14, 1996 (the "Closing Date"), or as may be extended by mutual written agreement of the parties, following fulfillment or waiver, in accordance with this Agreement, of all conditions to the Closing. The Closing shall occur at 5:00 p.m., at the offices of Buyer located at 2335 Alaska Avenue, El Segundo, California 90245.

     7.2  Obligations of Sellers. At the Closing, Sellers shall deliver to
          -----------------------
Buyer:

        (a) The MYS Instruments required by Section 6.1(h) above;

        (b) The certificates required by Section 6.1(a)(iii) and 6.1(b) above;

        (c) Company Records of all the MYS Entities;

        (d) The duly executed Employment Agreements required by Section 6.1 (i) above;

        (e) Possession of the Premises and all of the books and records of MYS;

        (f) Minutes of the Board of Directors of MYS ratifying prior loans, rectifying transfer of the shares by Yamamotos and approving of the sale of shares to the Purchaser; and

        (g) Minutes of a meeting of the shareholders of MYS occurring after March 31, 1996.

     7.3 Obligations of Buyer. At the Closing, and against delivery of each of the items required to be delivered by Sellers and the MYS Entities under Section
7.2 above, Buyer shall deliver to Sellers;

        (a) The Purchase Price required under Section 2.2 above, including the Aura Share Certificates required by Section 6.2(f) above.

        (c) The duly executed Employment Agreements required by Section 6.2(g) above.

     7.4 Further Assurances. Each of the parties hereto agrees that, at any time and from time to time after the Closing Date, it will take any and all actions and execute and deliver to any other party such further instruments or documents as may reasonably be required to give effect to the transactions contemplated under this Agreement.


                                   ARTICLE 8
                              TERMINATION PRIOR TO
                                  THE CLOSING

     8.1  Events Permitting Termination. This Agreement and the transactions
          -----------------------------
contemplated hereby may be terminated at any time prior to the Closing Date upon the occurrence of any of the following:

        (a) By the mutual consent in writing of Buyer and all Sellers;

        (b) By either Buyer or one or more, of Sellers, upon ten (10) days' prior written notice to the other parties to this Agreement, in the event of a material default in the due and timely performance by such other party of any of its warranties, covenants, agreements or obligations under this Agreement; provided, however, that the defaulting party shall have a period of time in which to cure such default, which period shall expire on the earlier to occur of
(i) the day which is ten (10) days after the date on which such written notice is given, or (ii) the Closing Date; or

        (c) By either Buyer or one or more of Sellers, by written notice to the other parties to this Agreement, if any of the conditions to the Closing set forth in Article 7 above shall not have been satisfied as of the Closing Date, and such condition is not duly waived in accordance with the provisions hereof; provided that, no party shall be entitled to terminate this Agreement on such basis if the condition to Closing has not been satisfied as a result of such party's conduct or failure to act in accordance with such party's obligations under this Agreement.

     8.2  Procedure Upon Termination. In the event of termination of this
          --------------------------
Agreement pursuant to Section 8.1 above, the party electing to terminate or abandon this Agreement shall give notice of such election to terminate or abandon this Agreement to the other parties hereto in the manner specified in
Section 11.2 below, and the transactions contemplated hereby shall be terminated or abandoned without further action by any party. If the transactions are terminated or abandoned as provided above:

        (a) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

        (b) All confidential information received by Sellers hereto with respect to the business of Buyer shall be treated in accordance with Section 5.1 above; and

        (c) No party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in this Section 8.2.


                                   ARTICLE 9
                                INDEMNIFICATION

     9.1  Indemnification by Sellers.
          ---------------------------

        (a) Sellers shall, jointly and severally, defend, indemnify and hold Buyer and its Affiliates and their respective officers, directors, shareholders, employees and agents, harmless from and against any and all claims, demands, damages, liabilities, losses, costs, interest, penalties and expenses (including attorneys' fees) of any kind or nature whatsoever which may be asserted against, or sustained or incurred by the Indemnified Parties or any of them, as a result of a breach of any representation, warranty or covenant contained in this Agreement, or in any documents delivered pursuant hereto, including, without limitation, any exhibit, schedule, certificate, and financial statements.

        (b) Subsequent to the Closing Date, Sellers shall jointly and severally defend, indemnify and hold Buyer and its Affiliates and their respective officers, directors, employees and agents, harmless from and against any and all claims, demands, damages, liabilities, losses, costs, interest, penalties and expenses (including attorneys' fees) of any kind or nature whatsoever which may be asserted against or sustained or incurred by Buyer, any of the MYS Entities or their respective officers, directors, employees and agents, arising out of or in connection with (i) any liabilities arising from the business or transactions carried out by the MYS Entities prior to the Effective Date, unless such liabilities are reflected on the February 29, 1996 Balance Sheet. The liability of Seller under this Section 9.1 shall survive until the third anniversary of the Closing Date.

     9.2  Indemnification by Buyer. Buyer agrees to defend, indemnify and hold
          -------------------------
Sellers harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including attorneys' fees) of any kind or nature whatsoever which may be asserted against Sellers or sustained or suffered by Sellers based upon or related to a breach of any representation or warranty contained in Article 4. The liability of Buyer under this Section 9.2 shall survive until the third anniversary of the Closing Date.

     9.3  Defense of Claims. If any suit or action is brought against any of the
          -----------------
Indemnified Person(s) for which the Indemnifying Person(s) have the obligation to indemnify under this Article 9, the Indemnified Person(s) and the Indemnifying Person(s) shall attempt in good faith to select mutually acceptable counsel to defend, conduct the defense of, and prosecute, settle, compromise or otherwise dispose of any such suit or action. Any settlement, compromise or other disposition of such action or suit which results in a material liability or otherwise has a material financial effect on the MYS Entities shall be mutually agreed upon between the Indemnified Person(s) and the Indemnifying Person(s) in good faith. If the Indemnified Person(s) and the Indemnifying Person(s), after good faith discussions, fail to reach a mutually acceptable choice of counsel or fail to agree mutually on the terms of any settlement, compromise or other disposition of an action or suit hereunder, then the Indemnified Person(s) shall have the right to choose such counsel or determine the terms of such settlement, compromise or other disposition.


                                   ARTICLE 10
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     The respective representations and warranties of the parties contained herein or in any certificates or the documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto, and shall survive until the third anniversary of the Closing Date, except that the representations and warranties contained in
Section 3.1 (b) shall survive in perpetuity.


                                   ARTICLE 11
                                 MISCELLANEOUS

     11.1  Expenses. Buyer, on behalf of itself, and each of Sellers, on behalf
           --------
of themselves and the MYS Entities, shall each bear their own expenses in connection with the Purchase and the other transactions contemplated by this Agreement, including the fees of attorneys, accountants, advisors, brokers, investment bankers and other representatives.

     11.2  Notices and Legal Process. Except as otherwise provided in this
           -------------------------
Agreement, all notices and other communications and legal process shall be in writing and shall be personally delivered, transmitted by facsimile, or transmitted by postage prepaid, registered or certified mail with return receipt requested, as elected by the party giving such notice, addressed as follows:

        (a) If to Buyer:

        Aura Systems, Inc.
        2335 Alaska Avenue
        El Segundo, CA  90245
        Attn: Anthony T. Cascio, Esq., General Counsel
        Facsimile: (310) 643-8719

        With a copy to:

        Graham & James LLP
        801 South Figueroa Street
        14th Floor
        Los Angeles, California 90017
        Attn: Hillel T. Cohn, Esq.
        Facsimile: (213) 623-4581

        (b)  If to Sellers:

        Yoshikazu Masayoshi
        No. 501 Chuo-Tanimachi Building
        9-3-7 Tanimachi Chuo-ku
        Osaka, Japan
        Facsimile: 011-81 6-765-9837

        With a copy to:

        _________________________________

        _________________________________

        _________________________________

        Facsimile:_______________________

     Notices shall be deemed to have been given: (i) on the fifth (5th) business day after posting, if mailed first class, (ii) on the date of receipt, if delivered personally, or (iii) on the next business day after transmission, if by facsimile (and appropriate confirmations have been received). Any party hereto may change his or her or its address or facsimile number specified above by giving written notice to the other parties hereto in the same manner as specified in this Section 11.2.

     11.3  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

     11.4  Waiver and Amendment. Any party may by written instrument extend the
           ---------------------
time for the performance of any of the obligations or other acts of any other party hereunder and may waive (a) any inaccuracies of any other party in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (b) compliance with any of the covenants, undertakings or agreements of any other party, or satisfaction of any of the conditions to its or their obligations, contained in this Agreement, or (c) the performance (including performance to the satisfaction of a party or its legal counsel) by any other party of any of its obligations set out herein. Neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by both parties hereto.

     11.5  Entire Agreement. Unless otherwise specifically agreed in writing,
           ----------------
this Agreement and the Schedules attached hereto represent the entire understanding of the parties with reference to the transactions set forth herein, and supersede all prior representations, warranties, understandings and agreements heretofore made by the parties.

     11.6  Binding Agreement. This Agreement shall be binding upon and inure to
           -----------------
the benefit of the parties hereto and their respective heirs, successors and assigns. Neither any of the MYS Entities nor any of Sellers may transfer or assign their respective rights or obligations under this Agreement without obtaining the prior written consent of Buyer. Buyer may, at any time, transfer or assign its rights or obligations under this Agreement to any of its Affiliates without obtaining the prior consent of any of Sellers.

     11.7  Governing Law and Attorneys' Fees. This Agreement shall be governed
           ----------------------------------
by, and construed in accordance with, the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In the event of any action at law or suit in equity in relation to this Agreement or any Schedule or other instrument or agreement required hereunder, the prevailing party in such action or suit shall be entitled to receive its attorneys' fees and all other costs and expenses of such action or suit.

     11.8  Arbitration. Any dispute, controversy or claim arising out of or
           -----------
relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules (the "Rules") as at present in force. The American Arbitration Association (the "AAA") shall administer the arbitration and act as appointing authority pursuant to the Rules. The arbitration panel shall be composed of three arbitrators appointed pursuant to Article 7 of the Rules; the parties further agree that the third arbitrator appointed by either (i) the two arbitrators appointed by the parties or (ii) in the event that the two arbitrators appointed by the parties cannot agree on a mutually acceptable individual, the AAA shall have appropriate expertise in the subject matter of the arbitration. In the event of any conflict between the Rules and this Section, the provisions of this Section shall govern. The arbitration, including the rendering of the award, shall take place in Los Angeles, California, U.S.A.

The language to be used in the arbitration shall be English. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     11.9  Captions. The captions of the various Sections and subsections hereof
           --------
and on the Schedules attached hereto are for convenience of reference only, and shall not affect the meaning or construction of any provision hereof under or of any such Schedules.

     11.10 Parties in Interest. Nothing in this Agreement, whether express or
           -------------------
implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

     11.11 Severability: Construction. In the event any provision hereof is
           --------------------------
determined to be invalid or unenforceable, the remaining provisions hereof shall be deemed severable therefrom and shall remain in full force and effect.

     11.12 Plurality. Words and phrases defined in the plural shall also be used
           ---------
in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used.

     11.13 Confidentiality of Agreement. Each of Buyer and Sellers expressly
           ----------------------------
acknowledges and agrees that the existence and terms and conditions of this Agreement and the Schedules and other documents delivered pursuant hereto are confidential and proprietary. The parties, and each of them, further acknowledge and agree that no party shall disclose the existence or terms and conditions of this Agreement or any of the Schedules and other documents delivered pursuant hereto, except (i) in accordance with the requirements of any applicable securities or corporate laws or (ii) pursuant to a specific order or other decree has been issued by a court of competent jurisdiction.

     11.14 Representation by Counsel. Each party hereto represents and agrees
           -------------------------
with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the 30th day of April 1996.


                              "BUYER"

                              AURA SYSTEMS, INC.


                              By:
                                 ----------------------------------------
                              Name:
                                    -------------------------------------
                              Title:
                                     ------------------------------------

                              "SELLERS"


                              -------------------------------------------
                              YOSHIKAZU MASAYOSHI



                              -------------------------------------------
                              SADAO MASAYOSHI



                              -------------------------------------------
                              SACHIE MASAYOSHI



                              -------------------------------------------
                              KAZUAKI MASAYOSHI